SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

January 13, 2014

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01           REGULATION FD DISCLOSURE

Upcoming Events

The Company intends to participate in upcoming investor events. An updated investor presentation will be posted to the Company’s website at www.cimarex.com at 4:15 p.m. EST on Monday, January 13, 2014.

Investor Conferences

Senior management of Cimarex Energy Co. will present at the BMO Capital Markets 11th Annual Unconventional Resource Conference on Tuesday, January 14, 2014, the GHS SoCal Energy Day on Thursday, January 16, 2014, the USCA E&P Corporate Access Day on Tuesday, January 21, 2014, and the Mizuho Securities Corporate Access Day on Friday, January 24, 2014.  The Company’s presentation at the BMO Capital Markets 11th Annual Unconventional Resource Conference will be webcast at 11:30 a.m. EST on Tuesday, January 14, 2014, and will be available on the Cimarex Energy Co. website at www.cimarex.com.

All statements in the presentations, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: January 13, 2014	By:	/s/ Francis B. Barron
Francis B. Barron,
Senior Vice President and General Counsel